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                                  EXHIBIT 23(a)


               Consent of Independent Certified Public Accountants




Voice Control Systems, Inc.
Dallas, Texas

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the PureSpeech 1997 Stock Option Plan and PureSpeech Key Employee Stock Option Plan, of our report dated January 30,
1998, relating to the financial statements of Voice Control Systems, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.


                                                     /s/ BDO Seidman, LLP



Dallas, Texas
June 2, 1998